                                                                         [LOGO]



                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated June 18, 1996 (except for note W, to which the date is July 11, 1996) accompanying the financial statements of Java Centrale, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996 which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



                                    /s/ Grant Thornton LLP

Sacramento, California
November 14, 1996